SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

Verticalnet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A amends the current Report on Form 8-K filed by the Registrant on February 17, 2004.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 30, 2004, Verticalnet, Inc. (“Verticalnet” or the “Company”), through its direct, wholly-owned subsidiary, River Acquisition Co., Inc., a Delaware corporation (“Acquisition Co.”), acquired all of the outstanding capital stock (the “Tigris Stock”) of Tigris Corp. (“Tigris”), a New York corporation, from Brent Habig (the “Stockholder”). The acquisition of the Tigris Stock was made pursuant to an Agreement of Merger (the “Tigris Merger Agreement”) dated January 30, 2004 by and among Verticalnet, Acquisition Co. and the Stockholder. Pursuant to the terms of the Tigris Merger Agreement, Tigris was merged with and into Acquisition Co. on January 30, 2004, with Acquisition Co. being the surviving corporation. Thereafter, Acquisition Co. changed its name to Tigris I Corp.

As a result of the purchase of the Tigris Stock, Tigris’s wholly-owned subsidiary, Tigris Consulting UK, Ltd. (“Tigris UK”), is now an indirect, wholly-owned subsidiary of Verticalnet.

The purchase price paid in the transaction was $12.1 million, including transaction costs of approximately $298,000. The consideration included $3.5 million in cash, 1,870,450 shares of Verticalnet’s common stock valued on the date of closing at approximately $5.7 million, the assumption of employee options to purchase 751,670 shares of Verticalnet’s common stock valued on the date of closing at approximately $2.2 million and assumed debt of approximately $346,000. The cash portion of the purchase price was financed with a portion of the proceeds from a private placement of Verticalnet common stock and warrants consummated in January 2004.

A copy of the Tigris Merger Agreement is incorporated herein by reference. The above description is not intended as a substitute for reading the attached agreements.

(b) Tigris has its headquarters in New York, NY, and an office in Chicago, IL. Tigris is a specialized strategic sourcing and supply chain consultancy that uses technology to help companies analyze their data and information to make better business and spending decisions. Tigris UK is located in London, England, where it operates in the same line of business as Tigris. Following the acquisition, Verticalnet will continue to operate both businesses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Consolidated Financial Statements of Tigris:

Independent Auditor’s Report

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Shareholder’s Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

(b) Pro Forma Condensed Consolidated Financial Statements (unaudited):

Basis of Presentation

Pro Forma Condensed Consolidated Balance Sheet

Pro Forma Consolidated Statement of Operations

Notes to Pro Forma Condensed Consolidated Financial Statements

(c)

Exhibit No.	Exhibit
2.1	Agreement of Merger, by and among Verticalnet, Inc., River Acquisition Co., Inc., Tigris Corp., and Brent Habig, dated January 30, 2004. (1)(2)

2.2	Registration And Lock-Up Agreement, by and among Verticalnet, Inc., and Brent Habig, dated January 30, 2004. (2)

2.3	Escrow Agreement, by and among Verticalnet, Inc., Brent Habig, and JP Morgan Trust Company, National Association, dated January 30, 2004. (2)

2.4	Supplemental Agreement, effective as of January 30, 2004, made as of March 31, 2004, by and among Verticalnet, Inc., Tigris I Corp., formerly known as River Acquisition Co., Inc. and successor by merger to Tigris Corp., a New York corporation, and Brent Habig. (4)

23.1	Consent of Goldstein Golub Kessler LLP*

99.1	Press Release dated February 2, 2004. (3)

*	Filed herewith
(1)	The schedules and exhibits to the Agreement of Merger have been omitted. Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish a copy of the exhibits and disclosure letters to the Securities and Exchange Commission upon request.
(2)	Filed as part of the Registrant’s report on Form 8-K dated January 30, 2004 and filed February 17, 2004.
(3)	Filed as an exhibit to the Registrant’s report on Form 8-K dated February 2, 2004 and filed February 5, 2004.
(4)	Filed as an exhibit to the Registrant’s report on Form 8-K dated April 7, 2004.

INDEPENDENT AUDITOR’S REPORT

To the Shareholder of

Tigris Corp.

We have audited the accompanying consolidated balance sheets of Tigris Corp. and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tigris Corp. and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 14, in January 2004, the Company was acquired by Verticalnet, Inc.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

March 8, 2004

TIGRIS CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31,	2003	2002
ASSETS
Current assets:
Cash	$231,260	$512,876
Accounts receivable, net	2,623,556	1,920,832
Costs in excess of billings	267,712	—
Prepaid expenses and other current assets	73,100	40,823

Total current assets	3,195,628	2,474,531
Property and equipment, net	1,059,395	1,286,344
Other assets	300	4,765

Total assets	$4,255,323	$3,765,640

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$97,500	$97,500
Current portion of obligations under capital leases	81,557	116,841
Accounts payable and accrued expenses	718,266	417,765
Billings in excess of costs	531,108	24,370
Loan payable - shareholder	110,675	—
Deferred income taxes payable	35,000	54,000

Total current liabilities	1,574,106	710,476
Deferred rent	394,758	333,665
Long-term debt	89,375	186,875
Long-term obligations under capital leases	84,210	132,763

Total liabilities	2,142,449	1,363,779

Commitments and contingencies (Note 9)
Shareholder’s Equity:
Common stock - $.01 par value/voting; authorized 20,000,000 shares, 7,590,000 shares issued at December 31, 2003 and 8,000,000 shares issued at December 31, 2002	75,900	80,000
Common stock - $.01 par value/nonvoting; authorized 5,000,000 shares, none issued at December 31, 2003 and 2002	—	—
Additional paid-in capital	1,078,929	943,263
Retained earnings	958,045	1,378,598

Total shareholder’s equity	2,112,874	2,401,861

Total liabilities and shareholder’s equity	$4,255,323	$3,765,640

See accompanying notes to consolidated financial statements

TIGRIS CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31,	2003	2002
Revenues:
Consulting	$8,539,227	$9,843,004
Billable expenses	1,246,973	1,147,988

Total revenues	9,786,200	10,990,992

Cost of revenues:
Cost of consulting	4,563,655	5,377,893
Cost of client billed expenses	1,246,973	1,147,988

Total cost of revenues	5,810,628	6,525,881

Gross profit	3,975,572	4,465,111
Selling, general and administrative expenses	4,379,759	4,455,988

Income (loss) from operations	(404,187)	9,123

Interest expense - net of interest income of $447 in 2003 and $5,989 in 2002	33,917	39,906

Loss before income tax (benefit) expense	(438,104)	(30,783)
Income tax (benefit) expense	(31,626)	5,915

Net loss	$(406,478)	$(36,698)

Net loss per common share	$(0.05)	$—

Weighted-average number of shares outstanding - basic	7,848,301	8,000,000

See the accompanying notes to consolidated financial statements

TIGRIS CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2003	2002
Cash flows from operating activities:
Net loss	$(406,478)	$(36,698)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	313,977	389,991
Bad debt expense	4,400	100,000
Adjustment to variable stock-based compensation	(6,380)	4,840
Deferred income taxes	(19,000)	(6,000)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(707,124)	92,756
(Increase) decrease in prepaid expenses and other current assets	(32,277)	32,262
Increase in costs in excess of billings	(267,712)	—
Decrease in other assets	4,465	89,004
Increase (decrease) in accounts payable and accrued expenses	300,501	(247,931)
Increase in deferred revenue	506,738	24,370
Increase in deferred rent	61,093	105,701

Net cash provided by (used in) operating activities	(247,797)	548,295

Cash flows used in investing activity - purchases of property and equipment	(48,360)	(87,985)

Cash flows from financing activities:
Principal payments on capital lease obligations	(122,505)	(121,365)
Principal payments on note payable	(97,500)	(97,899)
Proceeds from (payments on) shareholder’s loan	110,675	(103,652)
Capital contribution	137,946	—
Shareholder distribution	(14,075)	(348,169)

Net cash provided by (used in) financing activities	14,541	(671,085)

Net decrease in cash	(281,616)	(210,775)
Cash at beginning of year	512,876	723,651

Cash at end of year	$231,260	$512,876

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$34,888	$46,572

Income taxes	$7,765	$8,503

Supplemental schedule of noncash financing activity:
Capital lease obligation incurred in connection with the acquisition of property and equipment	$38,668	$49,348

See the accompanying notes to consolidated financial statements

TIGRIS CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

Years ended December 31, 2003 and 2002

	Common Stock
	Number of Shares Outstanding	Amount	Additional Paid-in Capital	Retained Earnings	Total Shareholder’s Equity
Balance at January 1, 2002	8,000,000	$80,000	$938,423	$1,763,465	$2,781,888
Net loss	—	—	—	(36,698)	(36,698)
Distributions to shareholder	—	—	—	(348,169)	(348,169)
Adjustment on variable stock-based compensation	—	—	4,840	—	4,840

Balance at December 31, 2002	8,000,000	80,000	943,263	1,378,598	2,401,861
Net loss	—	—	—	(406,478)	(406,478)
Distributions to shareholder	—	—	—	(14,075)	(14,075)
Capital contribution by shareholder	—	—	137,946	—	137,946
Cancelation of shares issued	(410,000)	(4,100)	4,100	—	—
Adjustment on variable stock-based compensation	—	—	(6,380)	—	(6,380)

Balance at December 31, 2003	7,590,000	$75,900	$1,078,929	$958,045	$2,112,874

See the accompanying notes to consolidated financial statements

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of Company

Tigris Corp. provides consulting services, primarily to major corporations located throughout the United States. Services include evaluation of sourcing infrastructure, expenditure analysis, and data management.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Tigris Corp. and its wholly owned subsidiary, Tigris Consulting UK, LTD. (collectively referred to as the “Company”). All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Property and Equipment

Property and equipment is recorded at cost. Depreciation of computers, furniture and fixtures, and computer software is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the term of the lease.

Capitalized Software

The costs of computer software developed or acquired for internal use incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage are capitalized. Costs incurred during the post-implementation or operation stage are expensed as incurred. There were no software costs capitalized during the years ended December 31, 2003 and 2002.

Other Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition exceeds its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

In accordance with the Securities and Exchange Commission (the “SEC”) Staff Accounting Bulletin (“SAB”) No. 104, revenue is recognized when the following criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable, and collectibility is reasonably assured. For arrangements which include customer acceptance provisions, revenue is not recognized until the terms of acceptance are met.

For time and materials contracts, revenue is recognized as services are performed, based on standard daily rates charged to customers for work by the Company’s employees. Revenue on fixed-fee contracts is recognized as services are performed, based on proportional performance.

Where certain activities under a contract are not completed, revenue recognition will not be precluded if those activities are inconsequential or perfunctory. Activities are considered inconsequential or perfunctory if the failure to complete the actions would not result in the customer receiving a refund or rejecting the services performed to date, and the Company has a demonstrated history of completing the remaining tasks in a timely manner and reliably estimating and accruing the remaining costs.

For revenue contracts that contain multiple elements, the Company determines whether the contract includes multiple units of accounting in accordance with Emerging Issues Task Force (“EITF”) No. 00-21, Revenue Arrangements with Multiple Deliverables. Under that guidance, revenue arrangements with multiple deliverables are divided into separate units of accounting if the delivered item has value to the customer on a standalone basis and there is objective and reliable evidence of the fair value of the undelivered item.

Software development contracts that involve significant production, modification, or customization of software are accounted for in conformity with SOP No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. For software revenue arrangements that include multiple elements, the fee is allocated to the various elements based on vendor-specific objective evidence of fair value. If sufficient vendor-specific objective evidence does not exist, all revenue from the arrangement is deferred until all elements of the arrangement have been delivered. However, if the only undelivered element is post-contract customer support, the entire fee is recognized ratably. Additionally, if the only undelivered element is services that do not involve significant production, modification, or customization of software, such as training or installation, the entire fee is recognized over the period during which the services are expected to be performed.

In accordance with EITF No. 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred, reimbursements received for out-of-pocket expenses incurred are characterized as revenue.

Advertising Costs

The Company expenses advertising costs as incurred. There were no advertising expenses during the years ended December 31, 2003 and 2002.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company has elected to be treated as an S Corporation for federal income tax purposes and as a small business corporation under New York State corporate franchise tax law. Accordingly, there is no provision for federal income taxes as such earnings will flow through directly to the shareholder. Income taxes expense (benefit) reflects New York City general corporation tax and New York State franchise tax at reduced rates.

The Company’s S Corporation status will be terminated in conjunction with the acquisition described in Note 14. In accordance with SAB Topic 4B, undistributed S Corporation earnings will be reclassified to additional paid-in capital.

Deferred income taxes represent the tax effect of temporary differences between the bases of assets and liabilities for income tax and financial reporting purposes. Such temporary differences relate to the utilization of the cash basis method of accounting for income tax purposes and the accrual basis for financial reporting purposes.

Stock Options

The Company has elected to apply Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options granted to employees and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company’s net loss and loss per share would have been as follows:

Year ended December 31,	2003	2002
Net loss as reported	$(406,478)	$(36,698)
Deduct: stock-based employee compensation expense determined under fair-value-based method, net of income tax effect	(407,461)	(388,172)

Pro forma net loss	$(813,939)	$(424,870)

Basic loss per share:
As reported	$(0.05)	—
Pro forma	$(0.10)	$(0.05)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions for the years ended December 31, 2003 and 2002: 2003 - expected volatility of 0%; risk-free interest rate of 3.17%; expected option life of 10 years; and no expected dividends. 2002 - expected volatility of 0%; risk-free interest rate of 5.2%; expected option life of 10 years; and no expected dividends.

Options issued to non-employees are accounted for in accordance with EITF 96-18, Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, required that gains and losses from extinguishments of debt be included in the determination of net income and be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 is effective beginning January 1, 2003. SFAS No. 145 did not have a significant impact on the Company’s financial position, results of operations, or cash flows.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses the financial accounting and reporting of expenses related to restructurings initiated after 2002, and applies to costs associated with an exit activity (including a restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plan facilities or personnel. Under SFAS No. 146, a company will record a liability for a cost associated with an exit or disposal activity when the liability is incurred and can be measured at fair value. The provisions of SFAS No. 146 are effective prospectively for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 did not have a significant impact on the Company’s financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. SFAS No. 148 did not have a significant impact on the Company’s results of operations, financial position or cash flows because the Company did not adopt the fair value method of accounting.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of SFAS No. 150 are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of SFAS No. 150 are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the FASB still plans to revise that definition through an amendment to Concepts Statement 6, it has decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 did not have a significant impact on the Company’s financial position, results of operations, or cash flows.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTS RECEIVABLE:	Accounts receivable consist of the following:

December 31,	2003	2002
Billed receivables	$1,820,036	$1,303,213
Unbilled receivables	870,520	654,619

	$2,690,556	$1,957,832
Less: allowance for doubtful accounts	(67,000)	(37,000)

Accounts receivable, net	$2,623,556	$1,920,832

3.	PROPERTY AND EQUIPMENT:	Property and equipment, at cost, consists of the following:

December 31,	2003	2002	Depreciation/ Amortization Period
Computers	$729,773	$681,261	4 to 5 years
Furniture and fixtures	164,478	164,478	2 to 7 years
Computer software	214,239	213,194	2 to 3 years
Leasehold improvements	1,140,381	1,102,910	7 to 10 years

	2,248,871	2,161,843
Less: accumulated depreciation and amortization	(1,189,476)	(875,499)

Property and equipment, net	$1,059,395	$1,286,344

Property and equipment includes amounts acquired under capital leases of $524,923 and $486,255 at December 31, 2003 and 2002, respectively, with related accumulated depreciation of $373,387 and $256,436, respectively.

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES:	Accounts payable and accrued expenses consist of the following:

December 31,	2003	2002
Trade accounts payable	$223,995	$93,821
Accrued payroll costs	458,383	268,705
Other	35,888	55,239

	$718,266	$417,765

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	OBLIGATIONS UNDER CAPITAL LEASES:	The Company leases equipment under capital leases which expire through 2006. The leases require various monthly payments of principal and interest, imputed at various interest rates. The Company calculated the present value of these obligations using its incremental borrowing rate at lease inception.

Future minimum lease payments under capital leases are as follows:

Year ending December 31,
2004	$90,359
2005	56,913
2006	32,551

Total minimum lease payments	179,823
Less: amount representing interest	(14,056)

Present value of minimum lease payments	165,767
Less: current portion	(81,557)

Long-term portion of obligations under capital leases	$84,210

6.	LONG-TERM DEBT:	At December 31, 2003, long-term debt consists of the following:

Total borrowings under note payable	$186,875
Less: current portion	(97,500)

Long-term debt	$89,375

The note payable was initiated in connection with leasehold improvements for the New York facility. Borrowings were collateralized by substantially all of the assets of the Company. The note is payable in 48 equal installments of $8,125 and bears interest at prime (4.0% at December 31, 2003) plus 1.5% per annum on the principal balance. The note is due on November 1, 2005. Because the interest rate adjusts with changes in the prime rate, the fair value of the long-term debt is equal to the carrying amount.

In conjunction with the acquisition of the Company, this entire note was paid in full (see Note 14).

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	LINE OF CREDIT:

The Company has a revolving credit agreement (the “Agreement”) for a line of credit, and standby letter of credit with a bank. Total credit line borrowings available under the Agreement are the lesser of $1,000,000 or the borrowing base, a percentage of accounts receivable, as defined in the Agreement. No borrowings were outstanding under this line at December 31, 2003. The Agreement expires on May 31, 2004. The credit line incurs interest at the bank’s prime rate (4.0% at December 31, 2003) plus 1%.

In conjunction with the acquisition of the Company, the line of credit agreement was terminated (see Note 14).

The Agreement also provides for a standby letter of credit of $850,000. The standby letter of credit was executed in favor of the Company’s landlord in lieu of a security deposit. At December 31, 2003, unused portion of this letter of credit was approximately $539,000.

8.	INCOME TAXES:	The income tax (benefit) expense consists of the following:

December 31,	2003	2002
Current	$(12,626)	$11,915
Deferred	(19,000)	(6,000)

	$(31,626)	$5,915

The provision for income taxes differs from the amount computed using the federal statutory rate of 34% as a result of the following:

Year ended December 31,	2003	2002
Tax at federal statutory rate	$(138,200)	$(10,500)
Flow-through of S Corporation taxable income to shareholder	99,400	7,700
Adjustment to tax accounts	7,174	(4,785)
Local taxes computed on alternative method	—	13,500

	$(31,626)	$5,915

At December 31, 2003, the recorded amounts of assets and liabilities exceeded their tax basis by approximately $2,964,000 and $1,644,000, respectively. Additionally, the Company has a net operating loss carryover for local income tax purposes of approximately $470,000.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	COMMITMENTS AND CONTINGENCIES:	The Company is obligated under two non-cancelable operating leases for office space expiring on various dates. The aggregate minimum future payments under these leases are payable as follows:

Year ending December 31,	Original Lease Obligations	Restructured Lease Obligations

2004	$974,566	$517,187
2005	1,012,508	521,339
2006	1,066,031	525,491
2007	892,229	329,236
2008	879,325	289,800
Thereafter	1,784,225	579,000

	$6,608,884	$2,762,643

The leases are subject to escalation for the Company’s proportionate share of increases in real estate taxes and other operating expenses. Rent expense charged to operations amounted to approximately $996,000 and $677,000 for the years ended December 31, 2003 and 2002, respectively.

The leases provide for rent abatements and scheduled increases in base rent. Rent expense is charged to operations ratably over the terms of the leases which results in deferred rent which represents cumulative rent expense charged to operations from inception of these leases in excess of required lease payments.

Concurrently with the acquisition of the Company (see Note 14), the Company renegotiated its lease for the New York office resulting in a substantial reduction in future rental costs. The renegotiated New York lease expires in December 2010.

The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all qualified employees. This plan is primarily funded by employee contributions with a provision for a matching contribution by the Company. Contributions by the Company to the plan for the years ended December 31, 2003 and 2002 were approximately $124,000 and $128,000, respectively.

10.	STOCK OPTION PLAN:	The Company has an incentive stock option plan (the “Plan”) under which options to purchase shares of common stock may be granted to certain key employees, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the board of directors. The exercise price will be based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options. Pursuant to the Plan, an aggregate of 2,415,000 shares of nonvoting common stock have been reserved for issuance.

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company’s options follows:

December 31,	2003		2002
	Number of Shares	Weighted- average Exercise Price	Number of Shares	Weighted- average Exercise Price
Outstanding at beginning of year	1,937,462	$.46	1,914,004	$.38
Granted	646,560.62		160,393	1.48
Canceled	262,313	1.65	136,935.65

Outstanding at end of year	2,321,709	$.48	1,937,462	$.46

The fair value of options granted during the years ended December 31, 2003 and 2002 amounted to approximately $.20 and $.53, respectively.

The following table summarizes information about fixed stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- average Remaining Contractual Life	Weighted- average Exercise Price	Number Exercisable	Weighted- average Exercise Price
$.10	1,100,000	4.50	$.10	1,100,000	$.10
.26-.32	145,000	5.50	.28	116,000.29
.45-.68	213,255	6.82	.53	136,689.54
.51	400,000	9.75	.51	—	—
.69-.80	244,185	9.25	.79	—	—
1.46	4,125	8.17	1.46	4,613	1.46
1.47 -1.52	146,584	8.50	1.48	34,096	1.48
3.01	7,500	6.67	3.01	5,625	3.01
3.17 -3.58	61,060	7.67	3.30	30,530	3.35

$.10 - 3.58	2,321,709	6.53	$.48	1,427,553	$.27

TIGRIS CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	COMMON STOCK:	In September 2003, the shareholder cancelled 410,000 shares of the $.01 par value/voting common stock. The Company was not required to give any consideration for these shares.

12.	CLIENT CONCENTRATION:	The Company’s two largest clients accounted for the following percentages of total revenue for the years ended December 31, 2003 and 2002, and accounts receivable at December 31, 2003 and 2002:

	Percent of Total Revenue		Percent of Accounts Receivable
Customer	2003	2002	2003	2002
A	42%	43%	26%	23%
B	12%	16%	9%	17%

13.	LITIGATION:	The Company is involved in various claims arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

14.	SUBSEQUENT EVENT:	Effective January 30, 2004, the Company was acquired by Verticalnet, Inc. (“Verticalnet”). Under the terms of the agreement, Verticalnet issued 1,870,450 shares of Verticalnet common stock and paid $3.5 million in cash. In addition, Verticalnet assumed the Company’s stock option plan and issued options to acquire 751,670 shares of Verticalnet’s common stock.

In conjunction with the closing, the entire note payable balance (Note 6) was paid in full and the line of credit agreement (Note 7) was terminated. In addition, the Company renegotiated its lease for the New York office resulting in a substantial reduction in future rental costs (Note 9).

VERTICALNET, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2003, and the related unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003, give effect to the acquisition of Tigris, as described in Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of December 31, 2003 in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2003 in the case of the unaudited pro forma condensed consolidated statement of operations. In addition, the pro forma condensed consolidated balance sheet as of December 31, 2003 gives effect to the private placement, as described in Note 3 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of December 31, 2003.

The unaudited pro forma condensed consolidated financial statements have been prepared by management of the Company and should be read in conjunction with the Company’s historical consolidated financial statements, which have been previously filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the historical financial statements of Tigris, which are included elsewhere in this Form 8-K/A. Since the unaudited pro forma condensed consolidated financial statements which follow are based upon the financial condition and operating results of Tigris during periods when it was not under the control or management of Verticalnet, the information presented may not be indicative of the results which would have actually been obtained had the acquisition been completed on January 1, 2003 nor is it indicative of future financial or operating results.

Verticalnet, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2003

(in thousands)

	Historical (Note 1)		January Private Placement (Note 3)	Pro Forma Adjustments		Pro Forma
	Verticalnet	Tigris
Assets
Current assets:
Cash and cash equivalents	$4,408	$231	$7,122	$(3,798	)(a)	$7,776
				(187	)(c)
Accounts receivable, net of allowance for doubtful accounts	2,438	2,624	—	63	(d)	5,125
Costs and estimated gross profit in excess of billings	—	268	—			268
Prepaid expenses and other current assets	539	73	—			612

Total current assets	7,385	3,196	7,122	(3,922)		13,781
Property and equipment, net	116	1,059	—			1,175
Other investments	606	—	—			606
Goodwill	—	—	—	8,180	(b)	5,497
				(2,683	)(e)
Intangible assets, net	900	—	—	3,570	(b)	4,470
Other assets	116	—	—			116

Total assets	$9,123	$4,255	$7,122	$5,145		$25,760

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt and convertible notes	$757	$179	$—	$(98	)(c)	$835
				(3	)(d)
Accounts payable and accrued expenses	2,806	718	30	35	(d)	3,589
Deferred revenues	992	—	—			992
Billings in excess of costs and estimated gross profit	—	531	—			531
Loan payable - shareholder	—	111	—	(111	)(c)	—
Deferred income taxes payable	—	35	—	(35	)(d)	—
Other current liabilities	147	—				147

Total current liabilities	4,702	1,574	30	(212)		6,094
Deferred rent	—	395	—	(395	)(d)	—
Long-term debt	—	173	—	(89	)(c)	86
				2	(d)

Total liabilities	4,702	2,142	30	(694)		6,180

Total shareholders’ equity	4,421	2,113	7,092	7,952	(a)	19,580
				111	(c)
				459	(d)
				(2,683	)(e)

Total liabilities and shareholders’ equity	$9,123	$4,255	$7,122	$5,145		$25,760

The accompanying notes are an integral part of these statements.

Verticalnet, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2003

(in thousands, except per share data)

	Historical (Note 1)		Pro Forma Adjustments		Pro Forma
	Verticalnet	Tigris
Revenues	$9,633	$9,786	$—		$19,419
Cost of revenues	3,250	5,810			9,060

Gross profit	6,383	3,976			10,359

Research and development	4,131	—			4,131
Selling, general and administrative	7,227	4,380	(83	) (f)	12,436
			(474	) (g)
			1,386	(h)
Restructuring and asset impairment charges (reversals)	(480)	—			(480)

	10,878	4,380	829		16,087

Operating loss	(4,495)	(404)	(829)		(5,728)

Interest and other expense, net	(6,520)	(34)			(6,554)

Loss before income tax benefit	(11,015)	(438)	(829)		(12,282)

Income tax benefit	—	32	(32	) (i)	—

Net loss	$(11,015)	$(406)	$(861)		$(12,282)

Basic and diluted loss per common share	$(0.70)				$(0.70)

Weighted average common shares outstanding used in basic and diluted per share calculation (Note 4)	15,675		1,870		17,545

The accompanying notes are an integral part of these statements.

VERTICALNET, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1: HISTORICAL FINANCIAL STATEMENTS

The historical balances of Verticalnet, Inc. (“Verticalnet” or the “Company”) reflect the consolidated balance sheet as of December 31, 2003 and the consolidated results of operations for the year ended December 31, 2003, as reported in the consolidated financial statements which have been previously filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The historical balances of Tigris Corp. (“Tigris”) as of December 31, 2003 and for the year ended December 31, 2003 were derived from Tigris’ historical consolidated financial statements.

Note 2: ACQUISITION OF TIGRIS CORP.

On January 30, 2004, Verticalnet, through its direct, wholly-owned subsidiary, River Acquisition Co., Inc., a Delaware corporation (“Acquisition Co.”), acquired all of the outstanding capital stock (the “Tigris Stock”) of Tigris Corp., a New York corporation, from Brent Habig (the “Stockholder”). The acquisition of the Tigris Stock was made pursuant to an Agreement of Merger (the “Tigris Merger Agreement”) dated January 30, 2004 by and among Verticalnet, Acquisition Co. and the Stockholder. Pursuant to the terms of the Tigris Merger Agreement, Tigris was merged with and into Acquisition Co. on January 30, 2004, with Acquisition Co. being the surviving corporation. Thereafter, Acquisition Co. changed its name to Tigris I Corp. As a result of the purchase of the Tigris Stock, Tigris’s wholly-owned subsidiary, Tigris Consulting UK, Ltd. (“Tigris UK”), is now an indirect, wholly-owned subsidiary of Verticalnet.

As a result of this acquisition the Company has enhanced its capability to serve enterprise customers by expanding its spend analysis and strategic sourcing domain expertise while adding additional technology tools in the area of bid optimization and advanced sourcing tools.

The purchase transaction was completed for approximately $12.1 million, including transaction costs of approximately $298,000. The consideration included $3.5 million in cash, 1,870,450 shares of Verticalnet’s common stock issued to Tigris’ sole shareholder, assumption of employee options to purchase 751,670 shares of Verticalnet’s common stock and assumed debt of approximately $346,000. The acquisition will be accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The excess of the purchase price over the fair value of the intangible assets acquired was approximately $9.6 million, which has been allocated to customer relationships, the AT Kearney relationship, a non-compete agreement and goodwill in the amounts of $1.8 million, $1.5 million, $200,000 and $6.1 million, respectively. The amortization of the customer relationships and the AT Kearney relationship intangible assets are based on an attrition analysis and the non-compete intangible asset will be amortized on a straight line basis. The following are the amortization percentages by year:

	Year 1	Year 2	Year 3	Year 4	Year 5
Customer relationships	47.3%	37.6%	15.1%	—	—
AT Kearney relationship	31.1%	24.3%	19.9%	13.9%	10.8%
Non-compete agreement	20.0%	20.0%	20.0%	20.0%	20.0%

The following pro forma adjustments for the Tigris acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2003, and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet

a) Reflects the cash and stock consideration issued by the Company to consummate the acquisition (in thousands):

Cash	$3,500
Transaction costs	298
Common stock and options	7,952

$11,750

b) Reflects the recording of the purchase transaction (in thousands):

Consideration per above	$11,750
Assumed debt	352

Total purchase price	12,102
Fair value of net assets acquired	(3,035)

Excess purchase price to be allocated	$9,067

VERTICALNET, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - continued

(unaudited)

The excess purchase price was allocated as follows (in thousands):

Customer relationships	$1,840
AT Kearney relationship	1,530
Non-competition agreement	200
Goodwill	5,497

$9,067

c)	Reflects the Company’s payment of Tigris’ construction loan and the reclass of the shareholder loan to equity in accordance with the Tigris Merger Agreement.

d)	Reflects opening balance sheet adjustments.

e)	Reflects the elimination of the equity accounts of Tigris.

Unaudited Pro Forma Adjustments to Condensed Consolidated Statement of Operations

(f)	Reflects the change in compensation for Tigris’ Chief Executive Officer and sole shareholder, based on amount per employment agreement.

(g)	Represents the effect of the renegotiated operating lease for the New York City office, which was negotiated in concert with the transaction.

(h)	Reflects amortization expense for the intangible assets.

(i)	Reflects the elimination of Tigris’ historical tax benefit.

Note 3: PRIVATE PLACEMENT

In January 2004, the Company completed a $7.7 million private placement of its common stock. The Company issued 3,798,592 shares of common stock at a purchase price of $2.02 per share, along with warrants to purchase 1,218,209 shares of common stock at an exercise price of $3.72 per share. The Company received approximately $7.1 million in net proceeds from this transaction.

Note 4: PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE

The weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation for the year ended December 31, 2003 includes 1,870,450 shares of Verticalnet’s common stock issued in the acquisition of Tigris, as if the acquisition had occurred on January 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: April 12, 2004	By:	/s/ GENE S. GODICK
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
23.1	Consent of Goldstein Golub Kessler LLP